TRUSTCO	Exhibit 99 (a)
Bank Corp NY	News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Second Quarter Profits

Glenville, New York – July 21, 2009

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for the second quarter of 2009 of $5.4 million, equal to diluted earnings per share of $0.070, as compared to net income of $6.3 million and diluted earnings per share of $0.083 for the immediately preceding quarter.  As previously discussed, results for the second quarter of 2009 include the special deposit insurance premium levied by the FDIC on all banks.  The total FDIC premium increased by $2.9 million in second quarter of 2009 over the second quarter of 2008 and by $3.8 million on a year-to-date basis for 2009 compared to 2008.  Making the earnings announcement was Robert J. McCormick, Chairman, President and Chief Executive Officer.  Mr. McCormick noted, “Taking the special FDIC insurance assessment into consideration, second quarter results were encouraging and continue a trend in 2009 of solid earnings and growth.  We look forward to the remainder of 2009 with cautious optimism as our internal trends remain positive.”  Return on average equity and return on average assets were 9.10% and 0.61%, respectively, for the second quarter of 2009, compared to 10.87% and 0.75% for the first quarter of 2009.

In the second quarter of 2008, net income was $8.5 million and earnings per share were $0.112. This resulted in return on average equity and return on average assets of 14.72% and 0.99%, respectively, for the second quarter of 2008.

Mr. McCormick also noted “As I discussed at our 2009 annual meeting of shareholders, the special FDIC insurance assessment will be a significant drag on the earnings of all banks in the second quarter.  The financial and economic problems that hurt many financial institutions in 2007 and 2008 have continued thus far in 2009.  While these conditions have had an impact on virtually all financial institutions, as well as most other businesses, TrustCo’s long-term focus on traditional lending criteria and conservative balance sheet management has helped us avoid most aspects of these problems.  This has enabled us to maintain an extremely strong balance sheet and continued profitability.”

For the first half of 2009 net income was $11.7 million and resulted in diluted earnings per share of $0.154, as compared to the first half of 2008 that resulted in net income of $17.9 million and diluted earnings per share of $0.237.  As noted, FDIC insurance premiums increased by $3.8 million in the first half of 2009 compared to the first half of 2008.  Return on average assets and return on average equity were 0.68% and 9.98%, respectively, for the first six months of 2009 and 1.06% and 15.60% for the comparable period in 2008.

TrustCo continued to report strong growth in loans on a year-over-year basis.  For the quarter ended June 30, 2009, average loans were up $203.2 million or 10.3% compared to the same period in 2008.  During the second quarter of 2009, TrustCo opened three offices to bring the total to 129.  Seventeen offices were opened during 2008.  Current plans call for the major expansion program to be completed in 2009 with a few new branches planned in the markets currently served.  Mr. McCormick noted that, “We are pleased with the results of our expansion program but are mindful that achieving our goals will take time and continued hard work.”

The Company’s net interest margin was 3.24% for the second quarter of 2009, compared to 2.88% in the second quarter of 2008 and to 2.96% in the first quarter of 2009.  Net income was also impacted by a loan loss provision of $2.8 million for the second quarter of 2009, compared to a provision of $700 thousand in the second quarter of 2008 and a provision of $2.0 million for the first quarter of 2009.

Nonperforming loans continued to increase in the second quarter of 2009, but remain at manageable levels and reserve coverage of gross loans and net charge-offs remains strong.  At June 30, 2009, nonperforming loans were equal to 2.01% of total loans, while the allowance for loan losses was 0.8 times nonperforming loans.  Reserves were equal to 1.65% to total loans at June 30, 2009 and covered annualized second quarter net charge-offs by 3.3 times.

Trustco Bank was recently named the eighth best performing bank in the country by the ABA Banking Journal out of all banks with assets of more than $3 billion.

TrustCo Bank Corp is a $3.6 billion bank holding company and through its subsidiary, Trustco Bank, operates 129 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	06/30/09		03/31/09	06/30/08
Summary of operations
Net interest income (TE)	$27,790		25,008	24,212
Provision for loan losses	2,760		2,000	700
Net securities transactions	(41)		111	784
Net trading losses	(36)		(308)	(960)
Noninterest income	3,996		5,542	4,113
Noninterest expense	20,358		18,481	14,347
Net income	5,380		6,349	8,469

Per common share
Net income per share:
- Basic	$0.070		0.083	0.112
- Diluted	0.070		0.083	0.112
Cash dividends	0.063		0.110	0.110
Tangible Book value at period end	3.11		3.11	3.16
Market price at period end	5.89		6.02	7.42

At period end
Full time equivalent employees	726		765	688
Full service banking offices	129		126	112

Performance ratios
Return on average assets	0.61%		0.75	0.99
Return on average equity (1)	9.10		10.87	14.72
Efficiency (2)	56.61		61.87	51.01
Net interest spread (TE)	3.02		2.70	2.55
Net interest margin (TE)	3.24		2.96	2.88
Dividend payout ratio	88.77		132.05	98.29

Capital ratios at period end (3)
Total equity to assets	6.66%		6.81	6.73
Tier 1 risk adjusted capital	12.45		12.37	12.87
Total risk adjusted capital	13.71		13.63	14.13

Asset quality analysis at period end
Nonperforming loans to total loans	2.01%		1.95	0.99
Nonperforming assets to total assets	1.42		1.33	0.63
Allowance for loan losses to total loans	1.65		1.66	1.73
Coverage ratio (4)	0.8	X	0.9	1.8

(1)	Average equity excludes the effect of accumulated other comprehensive income.
(2)
Calculated as noninterest expense (excluding ORE income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, unrealized trading gains and losses and one-time income items).

(3)	Capital ratios exclude the effect of accumulated other comprehensive income.
(4)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/09	06/30/08
Summary of operations
Net interest income (TE)	$52,798	49,362
Provision for loan losses	4,760	1,000
Net securities transactions	70	418
Net trading losses	(344)	(243)
Noninterest income	9,538	8,303
Noninterest expense	38,839	28,911
Net income	11,729	17,896

Per common share
Net income per share:
- Basic	$0.154	0.237
- Diluted	0.154	0.237
Cash dividends	0.173	0.220
Tangible Book value at period end	3.11	3.16
Market price at period end	5.89	7.42

Performance ratios
Return on average assets	0.68%	1.06
Return on average equity (1)	9.98	15.60
Efficiency (2)	59.14	49.99
Net interest spread (TE)	2.86	2.61
Net interest margin (TE)	3.10	2.97
Dividend payout ratio	112.20	92.94

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)

	06/30/09	12/31/08	06/30/08

ASSETS

Loans, net	$2,151,206	2,127,189	1,971,948
Trading securities	1,046	116,326	226,363
Securities available for sale	557,483	676,002	531,323
Held to maturity securities	591,823	264,689	161,729
Federal funds sold and other short-term investments	157,990	207,680	466,262

Total earning assets	3,459,548	3,391,886	3,357,625

Cash and due from banks	38,969	41,924	48,177
Bank premises and equipment	37,388	35,156	31,316
Other assets	48,812	37,847	52,459

Total assets	$3,584,717	3,506,813	3,489,577

LIABILITIES
Deposits:
Demand	$273,042	249,887	268,343
Interest-bearing checking	382,459	331,144	300,476
Savings	649,132	609,444	623,411
Money market	326,060	285,829	314,445
Certificates of deposit (in denominations of $100,000 or more)	464,082	455,062	425,549
Other time deposits	1,139,414	1,204,905	1,167,152

Total deposits	3,234,189	3,136,271	3,099,376

Short-term borrowings	85,578	109,592	97,156
Long-term debt	-	-	13
Due to broker	5,000	-	30,000
Other liabilities	21,815	24,926	23,528

Total liabilities	3,346,582	3,270,789	3,250,073

SHAREHOLDERS' EQUITY	238,135	236,024	239,504

Total liabilities and shareholders' equity	$3,584,717	3,506,813	3,489,577

Number of common shares outstanding, in thousands	76,421	76,084	75,675

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	06/30/09	03/31/09	06/30/08

Interest income
Loans	$31,094	31,191	30,030
Investment securities	8,065	7,357	8,990
Federal funds sold and other short term investments	622	518	3,037

Total interest income	39,781	39,066	42,057

Interest expense
Deposits	12,196	14,143	18,135
Borrowings	340	465	449

Total interest expense	12,536	14,608	18,584

Net interest income	27,245	24,458	23,473

Provision for loan losses	2,760	2,000	700

Net interest income after provision for loan losses	24,485	22,458	22,773

Net securities transactions	(41)	111	784
Net trading losses	(36)	(308)	(960)
Noninterest income	3,996	5,542	4,113
Noninterest expense	20,358	18,481	14,347

Income before income taxes	8,046	9,322	12,363
Income tax expense	2,666	2,973	3,894

Net income	$5,380	6,349	8,469

Net income per share:
- Basic	$0.070	0.083	0.112
- Diluted	$0.070	0.083	0.112

Avg equivalent shares outstanding, in thousands:
- Basic	76,421	76,197	75,675
- Diluted	76,421	76,197	75,677

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Six Months Ended
	06/30/09	06/30/08

Interest income
Loans	$62,285	60,814
Investments	15,422	20,544
Federal funds sold and other short term investments	1,140	6,018

Total interest income	78,847	87,376

Interest expense
Deposits	26,339	38,480
Borrowings	805	1,025

Total interest expense	27,144	39,505

Net interest income	51,703	47,871

Provision for loan losses	4,760	1,000

Net interest income after provision for loan losses	46,943	46,871

Net securities transactions	70	418
Net trading losses	(344)	(243)
Noninterest income	9,538	8,303
Noninterest expense	38,839	28,911

Income before income taxes	17,368	26,438
Income tax expense	5,639	8,542

Net income	$11,729	17,896

Net income per share:
- Basic	$0.154	0.237
- Diluted	$0.154	0.237

Avg equivalent shares outstanding, in thousands:
- Basic	76,310	75,591
- Diluted	76,310	75,597